EXHIBIT 32.2

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

May 1, 2017

Bhavneet Gill, the Chief Financial Officer of United Security Bancshares certifies:

1. that the annual report on Form 10-K for the year ended December 31, 2016, as amended by Amendment No. 1, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. that information contained in the annual report on Form 10-K for the year ended December 31, 2016, as amended by Amendment No. 1, fairly presents, in all material respects, the financial condition and results of operations of United Security Bancshares.

/s/ Bhavneet Gill
Bhavneet Gill
Senior Vice President and Chief Financial Officer